Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Jacksonville Bancorp, Inc. of our report dated March 26, 2013 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

April 25, 2013